Brookdale Announces Second Quarter 2007 Results

Second Quarter 2007 Highlights

- Revenue for the second quarter increased to $458.4 million, Facility Operating Income increased to $166.1 million and Adjusted EBITDA increased to $82.8 million.

- Average occupancy for the quarter was 90.7%, and average revenue per month per occupied unit increased to $3,562 per month, up 1.8% from last quarter.

- Cash From Facility Operations for the quarter was $43.0 million, or $0.42 per outstanding common share, a 27% increase on a per share basis over the prior quarter. Cash From Facility Operations includes integration and acquisition-related costs, and start-up expenses associated with ancillary services and facility expansions of $6.5 million, or $0.06 per outstanding common share, and excludes amortization related to capital leases and debt of $3.9 million, or $0.04 per outstanding common share, for a net effect of $2.5 million, or $0.03 per outstanding common share.

- For the twelve months ended June 30, 2007, same store revenue increased 6.9% and Facility Operating Income grew 9.7% over the corresponding period ending in 2006, including the effect of the historical results of American Retirement's ("ARC") facilities for both periods.

- Net loss of $(18.7) million, or $(0.18) per diluted common share, including non-cash expenses of $97.7 million for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.

- Increased dividend from $0.45 in the first quarter to $0.50 per share of common stock for the quarter ended June 30, 2007.

      CHICAGO, Aug. 7 /PRNewswire-FirstCall/ -- Brookdale Senior Living Inc. (NYSE: BKD) (the "Company") today reported financial results for the second quarter of 2007. Net loss for the quarter and six months ended June 30, 2007 was $(18.7) million and $(53.8) million, respectively, or $(0.18) and $(0.53) per diluted common share. The losses include non-cash items for depreciation and amortization, non-cash compensation expense and straight-line rent expense, net of deferred gain amortization, which totaled $97.7 million and $188.4 million, respectively.

      Bill Doniger, Brookdale's Vice Chairman, said, "Overall, we had another quarter of strong operating performance with impressive organic growth. Additionally, our growth initiatives, in particular the rollout of ancillary services including home health services, are performing well ahead of plan. This quarter's results plus our prospects for the remainder of the year underscore the strength and diversity of our business despite the challenges in the housing market which clearly impacted our entrance fee communities."

      As a dividend-paying company, Brookdale's management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company's performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash compensation expense and straight-line rent expense, net of deferred gain amortization. Brookdale also uses Facility Operating Income to assess the performance of its facilities.

      For the quarter and six months ended June 30, 2007, Adjusted EBITDA was $82.8 million and $153.4 million, respectively. Facility Operating Income was $166.1 million and $326.4 million for the quarter and six month period ended June 30, 2007, respectively.

      For the quarter and six months ended June 30, 2007, Cash From Facility Operations was $43.0 million and $76.8 million, respectively, or $0.42 and $0.76 per common share outstanding at June 30, 2007, representing over a 62% increase on a per share basis for both periods over the same period in the prior year.

      Second quarter Adjusted EBITDA and Cash From Facility Operations included integration and acquisition-related expenses of $3.9 million and $0.4 million of integration-related training expenses. The majority of those expenses were related to systems and acquisition integration costs. Also affecting reported results are $2.2 million of start-up expenses associated with ancillary services and facility expansions. Cash From Facility Operations excluded $3.9 million of amortization related to capital leases and debt.

      Same store revenues grew 6.9% for the twelve months ended June 30, 2007 over the corresponding period ending in 2006, and Facility Operating Income grew 9.7% when compared to the same period, including, in both cases, the effect of the historical results of the ARC facilities. Similarly, same store revenues grew 7.8% for the quarter ended June 30, 2007 over the same period in 2006, and Facility Operating Income grew 9.7% when compared to the second quarter of 2006.

      Bill Sheriff, Co-CEO of Brookdale, commented, "Our core business remains strong. We maintained occupancy of approximately 91% and improved the average revenue per occupied unit by over 7% annualized versus last quarter. The only part of our business that did not meet our expectations was the sales activity in some of our entrance fee communities. While over 70% of our potential residents own their homes mortgage-free, the weakness in the housing market delayed move-ins as people took longer to sell their homes. However, entrance fee sales continue to trend positively, with the second quarter generating $4.7 million of net entrance fees versus $1.9 million in the first quarter."

Ancillary Services, Acquisitions and Facility Expansions

      Mark J. Schulte, Brookdale's Co-CEO, said, "The roll-out of ancillary services to the legacy Brookdale facilities is being accomplished ahead of our initial plans. We have aggressively focused on markets where we have the largest density of units and have completed the roll-out to over 10,000 new units so far this year. This brings the total to 14,245 legacy Brookdale units/beds as of the end of the quarter, well ahead of our stated plan of 12,000 for the full year. We are also making good progress at initiating home health in some of our markets. This was reflected in the 25% increase in monthly Facility Operating Income per occupied unit from ancillary services at the legacy ARC facilities to $195 this quarter from $156 in the first quarter."

      During the quarter, the Company completed the acquisition of 7 communities with a total of 1,767 units/beds for an aggregate cost of approximately $179 million. Brookdale already operated 4 of these facilities under long term leases or lease-like structures. So far this year, the Company has acquired ten communities with a total of 2,059 units/beds for an aggregate cost of approximately $199 million.

      Since the beginning of the year, the Company has opened expansions at five communities with a total of 210 units representing $35 million of project costs. The three expansions that opened during the first quarter 2007 are currently averaging occupancy of 80% and are producing positive operating income. Four other expansions with a total of 86 units representing $26 million of project costs are currently under construction.

Earnings Conference Call

      Brookdale's management will conduct a conference call on Wednesday, August 8, 2007 to review the financial results for the three and six months ended June 30, 2007. The conference call is scheduled for 10:00 AM ET. All interested parties are welcome to participate in the live conference call. The conference call can be accessed by dialing (800) 289-0726 (from within the U.S.) or (913) 981-5545 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living Second Quarter Earnings Call."

      A webcast of the conference call will be available to the public on a listen-only basis at http://www.brookdaleliving.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months on the Company's website following the call.

      A replay will also be available until 11:59 PM ET on August 15, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) and referencing access code "5743253." A copy of this earnings release is posted on the Investor Relations page of the Brookdale website
(http://www.brookdaleliving.com).

About Brookdale Senior Living

      Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently the Company owns and operates independent living, assisted living, and dementia-care facilities and continuing care retirement centers, with over 548 facilities in 35 states and the ability to serve over 52,000 residents.

Safe Harbor

      Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our ability to close accretive acquisitions; our ability to acquire the fee interest in facilities that we currently operate at attractive valuations; our ability to grow dividends and earnings, Adjusted EBITDA and Cash From Facility Operations; our expectations for the performance of our entrance fee communities; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy and home health); our plans to expand existing facilities and develop new facilities; and the expected project costs for our expansion and development program. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments, the effect of our indebtedness and long-term operating leases on our liquidity, the risk of loss of property pursuant to our mortgage debt and long-term lease obligations, our ability to effectively manage our growth, our ability to integrate acquisitions (including the ARC acquisition), our ability to maintain consistent quality control, unforeseen costs associated with the acquisition of new facilities, competition for the acquisition of assets, our ability to obtain additional capital on terms acceptable to us, events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees, changes in governmental reimbursement programs, our vulnerability to economic downturns, the conditions of housing markets in certain geographic areas, acts of nature in certain geographic areas, terminations of our resident agreements and vacancies in the living spaces we lease, increased competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution of complaints filed against us, the cost and difficulty of complying with increasing and evolving regulation, and the other risks detailed from time to time in our SEC reports, including our Annual Report on Form 10-K filed with the SEC on March 16, 2007. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

               Condensed Consolidated Statements of Operations
             (unaudited, in thousands, except for per share data)

                                       Three Months Ended   Six Months Ended
                                            June 30,            June 30,
                                         2007      2006      2007      2006
    Revenue
      Resident fees                    $456,622  $267,842  $901,960  $488,878
      Management fees                     1,788       585     3,284     1,732
        Total revenue                   458,410   268,427   905,244   490,610

    Expense

      Facility operating (excluding
       depreciation and amortization of
       $72,508, $30,042, $142,275 and
       $51,452, respectively)           285,866   161,281   566,675   298,226
      General and administrative
       (including non-cash stock-based
       compensation expense of $8,192,
       $3,755, $19,012 and $6,773,
       respectively)                     35,758    23,125    76,411    44,210
      Facility lease expense             67,176    46,623   135,657    92,357
      Depreciation and amortization      82,471    30,947   155,455    53,246
        Total operating expense         471,271   261,976   934,198   488,039
        (Loss) income from operations   (12,861)    6,451   (28,954)    2,571

    Interest income                       1,563       625     3,383     1,677
    Interest expense:
      Debt                              (35,078)  (25,544)  (68,530)  (39,234)
      Amortization of deferred
       financing costs                   (2,109)   (1,335)   (3,727)   (2,038)
      Change in fair value of
       derivatives and
       amortization                      17,619       519    12,838       418
    Loss on extinguishment of debt         (803)        -      (803)   (1,334)
    Equity in loss of unconsolidated
     ventures                              (601)     (469)   (2,054)     (637)
    Other non-operating income              238         -       238         -
    Loss before income taxes            (32,032)  (19,753)  (87,609)  (38,577)
    Benefit (provision) for income
     taxes                               12,715      (273)   33,283      (659)
    Loss before minority interest       (19,317)  (20,026)  (54,326)  (39,236)
    Minority interest                       642      (233)      511      (349)
        Net loss                       $(18,675) $(20,259) $(53,815) $(39,585)

        Basic and diluted
         loss per share                  $(0.18)   $(0.31)   $(0.53)   $(0.61)

        Weighted average shares
         used in computing basic
         and diluted loss per share     101,520    65,007   101,411    65,007

        Dividends declared per
         share                            $0.50     $0.35     $0.95     $0.70

                    Condensed Consolidated Balance Sheets
                                (in thousands)

                                             June 30, 2007   December 31, 2006
                                              (Unaudited)

    Cash and cash equivalents                      $81,229           $68,034
    Cash and investments - restricted               79,489            61,116
    Accounts receivable, net                        62,715            58,987
    Other current assets                            76,351            82,095
        Total current assets                       299,784           270,232
    Property, plant, equipment and
     leasehold intangibles, net                  3,751,666         3,658,788
    Other long-term assets                         803,034           813,435
        Total assets                            $4,854,484        $4,742,455

    Current liabilities                           $508,733          $508,905
    Long-term debt, less current portion         1,869,089         1,690,570
    Other long-term liabilities                    842,720           774,367
        Total liabilities                        3,220,542         2,973,842
    Minority interests                               3,620             4,601
    Stockholders' equity                         1,630,322         1,764,012
        Total liabilities and
         stockholders' equity                   $4,854,484        $4,742,455

                Condensed Consolidated Statements of Cash Flow
                          (unaudited, in thousands)

                                                   Six Months Ended June 30,
                                                     2007              2006
    Cash Flows from Operating Activities
    Net loss                                      $(53,815)         $(39,585)
    Adjustments to reconcile net loss to
     net cash provided by operating
     activities:
       Non-cash portion of loss on
        extinguishment of debt                           -             1,334
       Depreciation and amortization               159,182            55,284
       Minority interest                              (511)              349
       Gain on sale of assets                         (403)                -
       Equity in loss of
        unconsolidated ventures                      2,054               637
       Distributions from joint ventures
        from cumulative share of net earnings          961                 -
       Amortization of deferred gain                (2,170)           (2,173)
       Amortization of entrance fees                (8,900)             (145)
       Proceeds from deferred
        entrance fee revenue                         8,642               613
       Deferred income tax benefit                 (33,326)                -
       Change in deferred lease liability           12,364            10,498
       Change in fair value of
        derivatives and amortization               (12,838)             (418)
       Stock-based compensation                     19,012             6,773
     Changes in operating assets and liabilities:
       Accounts receivable, net                     (4,363)          (10,715)
       Prepaid expenses and other assets, net        4,669             7,376
       Accounts payable and accrued expenses       (10,763)           (3,596)
       Tenant refundable fees
        and security deposits                        4,656             2,182
       Other                                           459            (5,175)
         Net cash provided by
          operating activities                      84,910            23,239
    Cash Flows from Investing Activities
       Decrease in lease security deposits
        and lease acquisition deposits, net          1,602             5,266
       (Increase) decrease in cash and
        investments - restricted                   (12,281)           14,854
       Additions to property, plant,
        equipment and leasehold intangibles,
        net of related payables                    (68,933)          (14,957)
       Acquisition of assets, net of related
        payables and cash received                (149,788)         (531,895)
       Issuance of notes receivable, net           (10,251)                -
       Investment in joint ventures                 (1,176)                -
       Distributions received from
        unconsolidated ventures                      1,765                 -
         Net cash used in investing activities    (239,062)         (526,732)
    Cash Flows from Financing Activities
       Proceeds from debt                          249,011           321,170
       Repayment of debt                           (25,999)          (11,356)
       Buyout of capital lease obligations         (51,114)                -
       Proceeds from line of credit                328,500           215,000
       Repayment of line of credit                (232,000)          (20,000)
       Payment of dividends                        (93,178)          (39,714)
       Payment of financing costs,
        net of related payables                     (5,179)          (10,636)
       Other                                          (612)                -
       Refundable entrance fees:
          Proceeds from refundable entrance fees     8,322             2,756
          Refunds of entrance fees                 (10,404)           (1,011)
            Net cash provided by
             financing activities                  167,347           456,209
                Net (decrease) increase in
                 cash and cash equivalents          13,195           (47,284)
                Cash and cash equivalents
                 at beginning of period             68,034            77,682
                Cash and cash equivalents
                 at end of period                  $81,229           $30,398

Non-GAAP Financial Measures

Adjusted EBITDA

      Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business. We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization, straight-line rent expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds.

      We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

-- It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day- to-day operations;

-- It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

-- It is an indication to determine if adjustments to current spending decisions are needed.

      The table below reconciles Adjusted EBITDA from net loss for the three and six months ended June 30, 2007 and 2006 (in thousands):


                                        Three Months Ended   Six Months Ended
                                             June 30,            June 30,
                                        2007(1)   2006(1)   2007(1)   2006(1)
    Net loss                           $(18,675) $(20,259) $(53,815) $(39,585)
    Minority interest                      (642)      233      (511)      349
    (Benefit) provision for
     income taxes                       (12,715)      273   (33,283)      659
    Equity in loss of
     unconsolidated ventures                601       469     2,054       637
    Loss on extinguishment of debt          803         -       803     1,334
    Other non-operating income             (238)        -      (238)        -
    Interest Expense:
        Debt                             27,953    18,963    53,192    30,493
        Capitalized lease obligation      7,125     6,581    15,338     8,741
        Amortization of deferred
         financing costs                  2,109     1,335     3,727     2,038
        Change in fair value of
         derivatives and
         amortization                   (17,619)     (519)  (12,838)     (418)
    Interest income                      (1,563)     (625)   (3,383)   (1,677)
    (Loss) income from operations       (12,861)    6,451   (28,954)    2,571
    Depreciation and amortization        82,471    30,947   155,455    53,246
    Straight-line lease expense           6,028     5,239    12,364    10,498
    Amortization of deferred gain        (1,085)   (1,086)   (2,170)   (2,173)
    Amortization of entrance fees        (4,641)      (62)   (8,900)     (145)
    Non-cash compensation expense         8,192     3,755    19,012     6,773
    Entrance fee receipts(2)              8,790     1,300    16,964     3,369
    Entrance fee disbursements           (4,089)     (308)  (10,404)   (1,011)
    Adjusted EBITDA                     $82,805   $46,236  $153,367   $73,128


(1) The calculation of Adjusted EBITDA includes merger, integration, and certain other non-recurring expenses, as well as acquisition transition costs, totaling $3.9 million and $3.7 million for the three months ended June 30, 2007 and 2006, respectively and $7.0 million and $6.7 million for the six months ended June 30, 2007, respectively.

(2)   Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations

      Cash From Facility Operations is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP. We define Cash From Facility Operations as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, entrance fee refunds disbursed, other and recurring capital expenditures. Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from Cash From Facility Operations. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items, facility purchases and/or major renovations that are funded using financing proceeds and/or proceeds from the sale of facilities that are held for sale. We believe Cash From Facility Operations is useful to investors in evaluating our liquidity for the following reasons:

-- It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.

--    To assess our ability to:

      (i)   service our outstanding indebtedness;
      (ii)  pay dividends; and
      (iii) make regular recurring capital expenditures to maintain and improve our facilities.

      The table below reconciles Cash From Facility Operations from net cash provided by operating activities for the three and six months ended June 30, 2007 and 2006 (in thousands):

                                          Three Months Ended  Six Months Ended
                                                June 30,          June 30,
                                            2007(1)  2006(1)  2007(1)  2006(1)

    Net cash provided by operating
     activities                            $56,082  $11,120  $84,910  $23,239
    Changes in operating assets and
     liabilities                            (6,797)   9,097    5,342    9,928
    Refundable entrance fees received(2)     4,064    1,135    8,322    2,756
    Entrance fee refunds disbursed          (4,089)    (308) (10,404)  (1,011)
    Recurring capital expenditures, net     (7,049)  (5,299) (13,274)  (7,360)
    Reimbursement of operating expenses
     and other                                 812    1,350    1,942    2,850
    Cash From Facility Operations          $43,023  $17,095  $76,838  $30,402


(1) The calculation of Cash From Facility Operations includes merger, integration and certain other non-recurring expenses, as well as acquisition transition costs, totaling $3.9 million and $3.7 million for the three months ended June 30, 2007 and 2006, respectively, and $7.0 million and $6.7 million for the six months ended June 30, 2007 and 2006, respectively.

(2) Total entrance fee receipts for the three months ended June 30, 2007 and 2006 were $8.8 million and $1.3 million, respectively, including $4.7 million and $0.2 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities. Total entrance fee receipts for the six months ended June 30, 2007 and 2006 were $17.0 million and $3.4 million, respectively, including $8.6 million and $0.6 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

      The calculation of Cash From Facility Operations per outstanding common share is based on outstanding common shares at the end of the period, excluding any unvested restricted shares.

Facility Operating Income

      Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP. We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization, facility lease expense, general and administrative expense, including non-cash stock compensation expense, amortization of deferred entrance fee revenue and management fees.

      We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

-- It is helpful in identifying trends in our day-to-day facility performance;

-- It provides an assessment of our revenue generation and expense management; and

-- It provides an indicator to determine if adjustments to current spending decisions are needed.

      The table below reconciles Facility Operating Income from net loss for the three and six months ended June 30, 2007 and 2006 (in thousands):


                                        Three Months Ended   Six Months Ended
                                             June 30,            June 30,
                                          2007      2006      2007      2006

    Net loss                           $(18,675) $(20,259) $(53,815) $(39,585)
    (Benefit) provision
     for income taxes                   (12,715)      273   (33,283)      659
    Minority interest                      (642)      233      (511)      349
    Equity in loss of
     unconsolidated ventures                601       469     2,054       637
    Loss on extinguishment of debt          803         -       803     1,334
    Other non-operating income             (238)        -      (238)        -
    Interest expense:
        Debt                             27,953    18,963    53,192    30,493
        Capitalized lease obligation      7,125     6,581    15,338     8,741
        Amortization of deferred
         financing costs                  2,109     1,335     3,727     2,038
        Change in fair value of
         derivatives and
         amortization                   (17,619)     (519)  (12,838)     (418)
    Interest income                      (1,563)     (625)   (3,383)   (1,677)
    (Loss) income from operations       (12,861)    6,451   (28,954)    2,571
    Depreciation and amortization        82,471    30,947   155,455    53,246
    Facility lease expense               67,176    46,623   135,657    92,357
    General and administrative
     (including non-cash
     stock compensation expense)         35,758    23,125    76,411    44,210
    Amortization of entrance fees(1)     (4,641)      (62)   (8,900)     (145)
    Management fees                      (1,788)     (585)   (3,284)   (1,732)
    Facility Operating Income          $166,115  $106,499  $326,385  $190,507

    (1) Entrance fee sales, net of refunds paid, provided $4.7 million and $1.0 million of cash for the three months ended June 30, 2007 and 2006, respectively, and $6.6 million and $2.4 million for the six months ended June 30, 2007 and 2006, respectively.

Operating Data

      Our facility breakdown at June 30, 2007 was as follows:

                                                                Percentage of
                                     Number of     Number of       Q2 2007
    Ownership Type                  Facilities    Units/Beds      Revenues
    Owned                               167         18,545          39.1%
    Leased                              360         28,876          60.5%
    Managed                              21          4,195           0.4%
        Total                           548         51,616         100.0%

    Operating Type
    Independent Living                   70         12,331          24.5%
    Assisted Living                     409         21,083          42.9%
    Retirement Centers/CCRCs             48         14,007          32.2%
    Managed                              21          4,195           0.4%
        Total                           548         51,616         100.0%

      Our quarterly facility financial data for the three months ended June 30, 2007 and March 31, 2007 was as follows (in thousands, except occupancy, margin and average revenue per occupied unit):

                                          For The Three
                                           Months Ended
                                        June 30, March 31, Increase
                                          2007      2007   Decrease  Percentage
    Average Occupancy                     90.7%     90.8%    (0.1%)    (0.1%)
    Average Revenue per Occupied Unit    $3,562    $3,498      $64      1.8%
    Resident Fees(1)                   $451,981  $441,079  $10,902      2.5%
    Facility Operating Expenses         285,866   280,809    5,057      1.8%
         Facility Operating Income     $166,115  $160,270   $5,845      3.6%
    Facility Operating Income Margin      36.8%     36.3%

(1) Excluding amortization of entrance fees of $4,641 and $4,259, respectively.

      Our capital expenditures for the three and six months ended June 30, 2007 and 2006 were as follows (in thousands):

                                             Three Months       Six Months
                                            Ended June 30,    Ended June 30,
                                             2007    2006     2007     2006
    Type
    Recurring                               $7,921  $5,970  $14,146   $8,702
    Reimbursements                            (872)   (671)    (872)  (1,342)
        Net recurring                        7,049   5,299   13,274    7,360
    Other/Corporate(1)                       3,219       -    9,198    2,731
    EBITDA-enhancing(2)                     14,619   2,250   25,010    3,524
    Development(3)                           8,843       -   20,579        -
         Net Total Capital Expenditures    $33,730  $7,549  $68,061  $13,615

(1) Corporate primarily includes capital expenditures for information technology systems and equipment.
(2) EBITDA-enhancing capital expenditures generally represent unusual or non-recurring capital items and/or major renovations.
(3) Development capital expenditures primarily relate to the facility expansion and de novo development program.

      Our debt amortization for the three months and six months ended June 30, 2007 and 2006 was as follows (in thousands):

                                         Three Months Ended Six Months Ended
                                               June 30,          June 30,
                                            2007    2006      2007    2006
    Type
    Scheduled Debt Amortization             $454    $116    $1,028    $146
    Lease Financing Debt Amortization      3,490     509     6,850     509
        Total Debt Amortization           $3,944    $625    $7,878    $655

      Our ancillary services data for the last three quarters was as follows:

                                                        As of:
                                           June 30,   March 31,  December 31,
                                             2007        2007        2006

    Units served by therapy staff:
    Legacy Brookdale                        14,245       7,442       3,937
    Legacy ARC                              12,716      12,680      12,422
      Total                                 26,961      20,122      16,359

    Therapy Clinics                            302         260         186

    Therapy staff                            1,377       1,139         935